EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BALLSTON SPA BANCORP, INC. AND NBC BANCORP, INC.
COMPLETE STRATEGIC MERGER

BALLSTON SPA, N.Y. AND COXSACKIE, N.Y.– April 1, 2026 – Ballston Spa Bancorp, Inc. (OTCQX: BSPA), holding company for Ballston Spa National Bank (collectively “BSNB”), and NBC Bancorp, Inc. (OTCID: NCXS), holding company for The National Bank of Coxsackie (collectively “NBC”), today jointly announced the completion of the previously announced strategic merger transaction.
Based on the terms of the merger agreement announced on September 24, 2025, NCXS and The National Bank of Coxsackie merged with and into BSPA and Ballston Spa National Bank, respectively, with BSPA and Ballston Spa National Bank each surviving the merger. Each outstanding share of NBC common stock has been converted into the right to receive 0.8065 shares of BSNB (with cash paid for fractional shares) such that legacy BSNB shareholders now own approximately 66% of the combined company and former NBC shareholders own approximately 34%.
In connection with the closing of the merger, John A. Balli, the former President and CEO of NBC, has become Senior Executive Leader of the combined bank, and Caitlin McCrea, former SVP and Chief Financial Officer of NBC, has become SVP of Finance and Reporting for the combined bank. In addition, the combined bank and holding company boards of directors of BSNB welcome Aaron P. Flach, Carl A. Florio, Donald G. Persico and Joseph H. Warren, formerly NBC directors.
Christopher R. Dowd, President and CEO of BSNB, commented on the closing, “We are thrilled to welcome the National Bank of Coxsackie into BSNB. The partnership will result in a stronger financial services company with sufficient scale, capacity and talent to deliver unparalleled service and support to our customers and the greater Capital Region market. With a larger lending limit, more robust branch system and local decision making we look forward to making an impact.”
Balli added, “I look forward to partnering with Chris and our senior leadership team to continue our momentum as a deep, steady and impactful force in the Capital Region and surrounding areas.”
As a result of the merger, the combined bank will have 21 full-service branches across Albany, Greene, Saratoga, and Schoharie Counties in New York State, with total assets of approximately $1.3 billion.
BSNB had previously announced on March 23, 2026, that both parties had received shareholder approval for the merger. On March 25, 2026, BSNB announced separately that it had closed a $26 million issue of subordinated debt, with the majority of the proceeds to be committed to the bank in order to support the business and operations of the combined entity.

Griffin Financial Group LLC served as exclusive financial advisor to BSNB in the transaction and Luse Gorman served as counsel to BSNB.  Brean Capital LLC served as exclusive financial advisor to NCXS in the merger and Pillar + Aught served as counsel to NCXS.
Forward Looking Statements
This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about BSNB or NBC’s beliefs, plans, strategies, predictions, forecasts, objectives, intentions, assumptions or expectations are not historical facts and may be forward-looking. Forward-looking statements are often, but not always, identified by such words as "believe," "expect," "anticipate," "can," "could," "may," "predict," "potential," "intend," "outlook," "estimate," "forecast," "project," "should," "will," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which may change over time. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BSNB and NBC. Such statements are based upon the current beliefs and expectations of the management of BSNB and NBC and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the reaction to the transaction of the companies' customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; credit and interest rate risks associated with BSNB’s and NBC's respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which BSNB and NBC operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks.
Any forward-looking statement speaks only as of the date on which it is made, and BSNB and NBC undertake no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Media contact or for more information:
Ballston Spa National Bank
Media:
Pamela J. Montpelier, Senior Vice President,
Growth and Experience Officer
(518) 363-8634
Pamela.Montpelier@bsnb.com
Investor Relations:
James Dodd, Executive Vice President, Chief Financial Officer
(518) 363-8651
James.Dodd@bsnb.com

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